Exhibit (23)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements Nos. 333-155981, 333-125664, 333-68220 and 333-44471 on Forms S-8 of our reports February 20, 2009, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K of Met-Pro Corporation for the fiscal year ended January 31, 2009.

/s/ Margolis & Company P.C.

Bala Cynwyd, Pennsylvania
February 20, 2009